Exhibit 99.1 Encore Capital Group, Inc. Q4 2019 EARNINGS CALL

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS The statements in this presentation that are not achievements of the Company and its subsidiaries historical facts, including, most importantly, those to be materially different from any future results, statements preceded by, or that include, the words performance or achievements expressed or implied “will,” “may,” “believe,” “projects,” “expects,” by such forward-looking statements. These risks, “anticipates” or the negation thereof, or similar uncertainties and other factors are discussed in the expressions, constitute “forward-looking reports filed by the Company with the Securities statements” within the meaning of the Private and Exchange Commission, including its most Securities Litigation Reform Act of 1995 (the recent report on Form 10-K, as they may be “Reform Act”). These statements may include, but amended from time to time. The Company are not limited to, statements regarding our future disclaims any intent or obligation to update these operating results, earnings per share, and forward-looking statements. growth. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or 2

2019 ACCOMPLISHMENTS Estimated Remaining Global Collections Global Revenue1 U.S. Portfolio Purchases Collections (ERC) $2.03B $1.40B $7.7B $682M up 3% up 3% up 8% up 7% Record Record Record Record GAAP EPS2 GAAP Net Income2 Economic EPS3 Adjusted Income3 $5.33 $168M $5.95 $187M up 31% up 45% up 19% up 32% Record Record Record Record We reached a critical inflection point in 2019: The majority of MCM collections are originating from portfolios with higher returns while we continue to reduce our costs, substantially increasing our operating leverage 1) Total Revenue, adjusted by net allowances and allowance reversals 2) From continuing operations attributable to Encore 3) Please refer to Appendix for reconciliation of Economic EPS and Adjusted Income to GAAP 3

FOURTH QUARTER 2019 FINANCIAL HIGHLIGHTS Global Collections Global Revenue1 ERC $499M $348M $7.7B up 3% flat up 8% GAAP EPS2 GAAP Net Income2 Economic EPS3 Adjusted Income3 $1.36 $43.1M $1.56 $49.2M down 9% down 8% up 8% up 8% Our Q4 2018 GAAP earnings included ~$6M, or $0.21 per share, of non-recurring benefits4 that make Q/Q GAAP comparisons less meaningful 1) Total Revenue, adjusted by net allowances and allowance reversals 2) Attributable to Encore 3) Please refer to Appendix for reconciliation of Economic EPS and Adjusted Income to GAAP 4 4) Consisting primarily of a $5.5M favorable settlement in Q4 2018 related to Cabot’s prior acquisition of dlc

OUR ADJUSTED EBITDA REFLECTS OUR STRONG CASH GENERATION, WHICH WE EXPECT WILL CONTINUE TO GROW IN 2020 Adjusted EBITDA + Collections applied to principal balance Encore Adjusted(Trailing EBITDA 12-Months, - in Trailing $M) 12-Months $1,200 $1,000 $800 $600 $400 $200 $0 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 Adjusted EBITDA - TTM Collections applied to principal balance - TTM Note: See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 5

RECORD COLLECTIONS IN 2019 COUPLED WITH CONTINUED REDUCTION IN COST-TO-COLLECT HAS PRODUCED STRONG OPERATING LEVERAGE MCM (U.S.) Business MCM Collections by Channel and CTC  U.S. deployments totaled a 44.2% 42.4% record $682M in 2019, up 7% 40.3% from 2018 $1,316M  Initial purchase price multiple $1,224M continues on an upward trend $1,101M 43% and reached 2.2x in 2019 for the 45% first time since 2013 50%  U.S. call center & digital collections grew 13% in 2019 56% 54% compared to 2018 48%  Continued focus on expense management and cost reduction 2017 2018 2019 Call Center & Digital Legal Collections Collection Agencies Cost-to-Collect 6

CABOT IS PURCHASING PORTFOLIOS AT HIGHER RETURNS AND MAINTAINING A RECORD ERC LEVEL WHILE REDUCING DEBT LEVERAGE Cabot (Europe) Business 2019 DP  Portfolio purchases totaled $307M in 2019, at returns Collections1 that were 150-200 basis points higher than in 2018 $635M  ERC of $3.8B was up slightly in constant currency up 5% compared to last year’s record level in constant currency  Cabot continued to reduce its debt leverage in 2019 Record  Co-investment model enables us to continue to ERC realize scale advantages and meet client needs  We completed our integration of Spanish operations, $3.8B reducing headcount in the region by 200 while up slightly consolidating facilities into one location in constant currency Record 1) Debt purchasing collections 7

WE CONTINUE TO MAKE STEADY PROGRESS ON THREE STRATEGIC PRIORITIES AIMED AT BUILDING SHAREHOLDER VALUE Market Concentrating on the valuable U.S. and U.K. markets, where scale helps us Focus achieve our highest risk-adjusted returns Competitive Innovating to enhance our competitive Advantage advantages in our core markets Balance Sheet Strengthening our balance sheet while Strength delivering strong results 8

Market OUR MAJOR FOCUS IS ON OUR MOST Focus VALUABLE MARKETS - THE U.S. AND U.K. Global Deployment in 2019 Accomplishments Continental Other Europe 1% ► Deployed record $682M in 6% U.S. in 2019, up 7% compared to 2018 ► Divested our interest in United Kingdom Refinancia (Colombia & 24% Peru) in December 2018 United States 68% ► Divested our interest in Baycorp (Australia and New Zealand) in August 2019 Total $1.00B 9

Market WE HAVE MARKET-LEADING SCALE IN Focus OUR CORE MARKETS Leading ERC across U.S. and U.K.1 US$M 7,733 1,033 6,955 6,396 1,673 5,214 3,758 4,160 2,111 6,468 3,463 2,688 3,286 1,524 2,942 3,103 1,260 873 1,164 487 U.K. ERC U.S. ERC Other ERC 1) Encore, Intrum and Hoist data from Q4 2019. PRA Group, Lowell and Arrow Global data from Q3 2019; Non-USD figures translated at spot rate as of reported quarter end. ERC as reported for Encore; PRA Group: (total); Lowell: (180 months), geographic split of 120 months ERC applied to 180 months; Intrum (total) and Hoist Finance (180 months), U.K. share of ERC calculated by applying U.K. net carrying value of NPL portfolios as of Dec-2018 to global ERC; Arrow Global: (120 months), U.K. share of ERC calculated by applying 84-month U.K. split of ERC as of Dec-2018 to 120-month ERC as of Sep-2019. 10

Competitive OUR DIFFERENTIATED ANALYTICS, OPERATING Advantage EFFICIENCY & SCALE DELIVER SUPERIOR MARGINS TTM Operating Margin1 Margin Drivers 31.9% ► Employing advanced Peer analytics and proprietary 19.2% Range data assets ► Reducing costs & improving operating efficiency, 2 including shifting collections Encore 2019 Peer Average to lower cost call center & digital channel ► Expanding our leadership scale in key, high margin/high return markets 1) Operating margin defined as operating profit / net revenues. 2) Peer Average calculated using weighted average by net revenues of most recently reported TTM results for each peer, which includes Q4 2019 for Hoist and Intrum and Q3 2019 for Arrow Global, PRA Group and Lowell. 11

Balance Sheet WE ARE GROWING ERC WHILE REDUCING LEVERAGE Strength - A TREND WE EXPECT WILL CONTINUE IN 2020 Since the beginning of 2018: ERC versus Leverage ► Debt/Equity ratio reduced 8000 6.00 from 5.9x to 3.4x 7000 5.00 6000 ► Net Debt/(Adjusted EBITDA + 4.00 Collections applied to principal 5000 balance)1 ratio reduced from 4000 3.00 3.2x to 2.7x ERC in $M 3000 Leverage Ratios 2.00 ► ERC increased by 13% in 2000 2 constant currency 1.00 1000 ► Extended maturities of Encore 0 0.00 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 convertible notes and Cabot 2018 2018 2018 2018 2019 2019 2019 2019 bonds ERC Debt/Equity Net Debt/(Adjusted EBITDA + Collections applied to principal balance) 1) See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2) ERC growth in constant currency calculated by employing Q1 2018 foreign currency exchange rates to recalculate ERC at 12/31/2019. 12

Detailed Financial Discussion 13

2019 DEPLOYMENTS REFLECT A RECORD YEAR OF PORTFOLIO PURCHASING IN THE U.S. Q4-2019 Deployments 2019 Deployments Europe Europe $80M $307M Other $12M United United States States $154M $682M Total $235M Total $1.00B 14

U.S. COLLECTIONS GREW 9% IN THE FOURTH QUARTER Collections by Geographic Location 514 515 489 496 499 499 499 500 484 400 300 $M 200 100 0 2018 2019 2018 2019 2018 2019 2018 2019 Q1 Q2 Q3 Q4 United States Europe Other 15

GLOBAL COLLECTIONS GREW 3% IN 2019 AND REACHED AN ALL-TIME HIGH, EXCEEDING $2B FOR THE FIRST TIME Collections by Geographic Location 2,027 1,968 2,000 1,768 1,500 $M 1,000 500 0 2017 2018 2019 United States Europe Other 16

Q4 GLOBAL REVENUES OF $348M REFLECTED STRONG GROWTH IN THE U.S. AND THE DIVESTITURE OF BAYCORP Revenues1 by Geographic Location 347 350 347 356 349 348 350 327 337 300 250 200 $M 150 100 50 0 2018 2019 2018 2019 2018 2019 2018 2019 Q1 Q2 Q3 Q4 United States Europe Other 1) Net of allowances and allowance reversals 17

2019 GLOBAL REVENUE WAS A RECORD $1.4 BILLION, REFLECTING OUR CONTINUED FOCUS ON THE U.S. AND EUROPE Revenue1 by Geographic Location $M 1,398 1,400 1,362 1,187 1,200 1,000 800 $M 600 400 200 0 2017 2018 2019 United States Europe Other 1) Net of Allowances and allowance reversals 18

ESTIMATED REMAINING COLLECTIONS GREW $569 MILLION IN THE LAST 12 MONTHS, TO A RECORD $7.7 BILLION Total Estimated Remaining Collections 8,000 7,733 7,164 6,955 6,000 $M 4,000 2,000 0 December 2017 December 2018 December 2019 United States Europe Other 19

ENCORE REPORTED GAAP EPS OF $1.36 AND ECONOMIC EPS OF $1.56 IN THE FOURTH QUARTER OF 2019 Three Months Ended December 31, 2019 $1.75 $0.06 $0.04 ($0.04) $1.56 $1.56 $0.12 $0.02 $1.50 $1.36 $1.25 $1.00 No shares $0.75 deducted in Q4 2019 $0.50 $0.25 $0.00 GAAP net income per Convertible and Acquisition, Amortization of certain Change in tax Income tax effect of Adjusted income per Adjusted income per diluted share exchangeable notes integration and acquired intangible accounting method other non-GAAP diluted share from diluted share from attributable to Encore non-cash interest and restructuring related assets adjustments and continuing operations continuing operations issuance cost expenses certain discrete tax attributable to Encore attributable to Encore amortization items - (Accounting)1 - (Economic)1 Both Q4 2019 GAAP and Economic EPS include a ($0.57) per share impact from net allowance charges and a $0.24 per share gain related to the sale of a Cabot portfolio 1) Please refer to Appendix for reconciliation of Adjusted EPS / Economic EPS measurements to GAAP. 20

ENCORE REPORTED RECORD GAAP EPS OF $5.33 AND RECORD ECONOMIC EPS OF $5.95 FOR FULL YEAR 2019



Twelve Months Ended December 31, 2019
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$5.33
$0.50
$0.22
$0.18
$0.23
($0.07)
($0.25)
($0.19)
$5.95
$5.95
No shares deducted in 2019
GAAP net income per diluted share attributable to Encore
Convertible and exchangeable notes non-cash interest and issuance cost amortization
Amortization of certain acquired intangible assets
Acquisition, integration and restructuring related expenses 1
Impact of loss on Baycorp transaction, associated goodwill impairment and transaction costs, net of tax 2
Gain on reversal of contingent considerations
Change in tax accounting method
Income tax effect of other non-GAAP adjustments and certain discrete tax items
Adjusted income per diluted share from continuing operations attributable to Encore - (Accounting) 3
Adjusted income per diluted share from continuing operations attributable to Encore - (Economic) 3

Encore's 2019 GAAP EPS includes the adverse impact of the sale of Baycorp totaling ($0.23) per share after tax encore CAPITAL GROUP

1) Excluding transaction costs related to the sale of Baycorp.
2) The $0.23 per share adverse impact from the sale of Baycorp includes a loss on transaction of $0.40 per share, a goodwill impairment of $0.34 per share, transaction costs of $0.04 per share, and a tax benefit of $0.55 per share.
3) Please refer to Appendix for reconciliation of Adjusted EPS / Economic EPS measurements to GAAP.

21

WE DO NOT EXPECT CECL TO HAVE A MATERIAL IMPACT ON OUR FINANCIAL RESULTS Pre-CECL CECL Collection Curves  Fixed collection curves of up to 15 years  Rolling collection curves of 15 years  IRR can be raised throughout life  IRR fixed for life at purchase Revenue  Underperformance recognized immediately Recognition: as allowances in period  Both overperformance and Performance underperformance recognized immediately versus Forecast  Overperformance raises IRR, impact to in period revenue is recognized over time  Expected court cost recoveries included in ERC together with all collections  Court costs capitalized with a reserve established for amount estimated to be  Expected to result in slightly higher uncollectible purchase price multiples Court Cost Recoveries  Expected recoveries remain as net deferred  Court costs fully expensed up-front when court cost assets incurred  Not included in ERC  Expected to result in approximately 250 bps increase in calculation of CTC metric, but will not impact cash expenses ● CECL will have no economic or cash impact on us, and no material impact on our financial results ● Our US and European peers (under IFRS) have historically expensed all court costs, therefore Encore will be consistent with the industry in this regard post-CECL 22

2019 SUMMARY  Delivered record results for collections, revenues, ERC and earnings  Deployed a record level of capital in the U.S. at an initial purchase price multiple of 2.2x  Purchased portfolios in Europe at returns that were 150-200 bps higher than a year ago  Grew ERC by 8% while reducing our debt leverage  Made significant progress on our strategic priorities: Market Focus, Competitive Advantage, and Balance Sheet Strength 23

OUR STRATEGY HAS ENABLED US TO DELIVER SIGNIFICANT EARNINGS GROWTH OVER THE PAST SEVERAL YEARS Encore GAAP and Economic Earnings Per Share $5.95 $5.33 $4.98 $4.04 $4.06 $3.48 $3.05 $3.16 2016 2017 2018 2019 GAAP EPS Economic EPS  We expect to continue improvement in operating performance by delivering higher collections, revenues, ERC, and earnings 2020  We expect to continue reducing debt leverage Outlook  We believe the investment community is underestimating our ability to grow earnings in 2020 and beyond 24

Appendix 25

NON-GAAP FINANCIAL MEASURES This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Adjusted Income Attributable to Encore and Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses these measures to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income Attributable to Encore, Adjusted Income Attributable to Encore per Share/Economic EPS, and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. 26

RECONCILIATION OF ADJUSTED INCOME AND ECONOMIC EPS

Reconciliation of Adjusted Income and Economic / Adjusted EPS to GAAP EPS
(Unaudited, In Thousands, except per share amounts), Three Months Ended

	December 31, 2019		December 31, 2018	
	$	Per Diluted Share – Accounting & Economic	$	Per Diluted Share – Accounting & Economic
GAAP net income from continuing operations attributable to Encore, as reported	**$ 43,085**	**$ 1.36**	**$ 47,036**	**$ 1.50**
Convertible and exchangeable notes non-cash interest and issuance cost amortization	3,930	0.12	4,072	0.13
Acquisition, integration and restructuring related expenses[1]	704	0.02	(5,179)	(0.17)
Amortization of certain acquired intangible assets[2]	1,659	0.06	1,886	0.06
Net gain on fair value adjustments to contingent considerations[3]	---	---	(1,012)	(0.03)
Income tax effect of the adjustments[4]	(1,390)	(0.04)	(1,316)	(0.04)
Change in tax accounting method[5]	1,245	0.04	---	---
Adjusted income attributable to Encore	**$ 49,233**	**$ 1.56**	**$ 45,487**	**$ 1.45**

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.
3) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
4) Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.
5) Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

encore CAPITAL GROUP

27

RECONCILIATION OF ADJUSTED INCOME AND ECONOMIC EPS

Reconciliation of Adjusted Income and Economic / Adjusted EPS to GAAP EPS
(Unaudited, In Thousands, except per share amounts), Twelve Months Ended

	December 31, 2019		December 31, 2018	
	$	Per Diluted Share Accounting & Economic	$	Per Diluted Share Accounting & Economic
GAAP net income from continuing operations attributable to Encore, as reported	**$ 167,869**	**$ 5.33**	**$ 115,886**	**$ 4.06**
Convertible and exchangeable notes non-cash interest and issuance cost amortization	15,501	0.50	13,896	0.50
Acquisition, integration and restructuring related expenses[1]	7,049	0.22	11,506	0.40
Amortization of certain acquired intangible assets[2]	7,017	0.22	8,337	0.29
Net gain on fair value adjustments to contingent considerations[3]	(2,300)	(0.07)	(5,664)	(0.20)
Expenses related to withdrawn Cabot IPO[4]	---	---	2,984	0.10
Loss on derivatives in connection with the Cabot Transaction[5]	---	---	9,315	0.33
Goodwill impairment[6]	10,718	0.34	---	---
Loss on Baycorp Transaction[6]	12,489	0.40	---	---
Income tax effect of the adjustments[7]	(23,230)	(0.74)	(9,079)	(0.32)
Change in tax accounting method[8]	(7,825)	(0.25)	---	---
Adjustments attributable to noncontrolling interest[9]	---	---	(5,022)	(0.18)
Adjusted income from continuing operations attributable to Encore	**$ 187,288**	**$ 5.95**	**$ 142,159**	**$ 4.98**

1) Amount represents acquisition, integration and restructuring related expenses, which for the year ended December 31, 2019 includes approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.
3) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
4) Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations. We recognized approximately $17.5 million, or $0.55 per diluted share, in tax benefit as a result of the Baycorp Transaction, which is included in this income tax adjustment during the year ended December 31, 2019.
8) Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.
9) Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

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28

RECONCILIATION OF ADJUSTED EBITDA

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	06/30/14	09/30/14	12/31/14	03/31/15	06/30/15	09/30/15	12/31/15	03/31/16
GAAP net income (loss), as reported	**$ 21,353**	**$ 30,138**	**$ 27,957**	**$ 29,967**	**$ 25,185**	**$ (9,364)**	**$ 1,596**	**$ 26,607**
(Income) loss from discontinued operations, net of tax	(1,212)	(2,068)	(958)	(1,880)	(1,661)	(2,286)	29,214	3,182
Interest expense	43,218	43,498	42,264	42,303	46,250	47,816	50,187	50,691
Interest income[1]	(238)	(258)	(298)	(414)	(370)	(407)	(473)	(499)
Provision (Benefit) for income taxes	13,100	8,636	15,558	14,614	14,921	(6,361)	3,988	10,148
Depreciation and amortization	6,619	6,725	7,860	8,137	7,878	8,043	9,102	9,861
Stock-based compensation expense	4,715	4,009	3,621	5,905	6,198	5,156	4,749	3,718
Acquisition, integration and restructuring related expenses[2]	4,616	1,000	2,212	2,766	7,892	2,235	2,635	2,141
Loss on Baycorp Transaction[3]	-	-	-	-	-	-	-	-
Goodwill impairment[3]	-	-	-	-	-	-	-	-
Settlement fees and related administrative expenses[4]	-	-	-	-	-	63,019	-	2,988
Net gain on fair value adjustments to contingent consideration[5]	-	-	-	-	-	-	-	-
Expenses related to withdrawn Cabot IPO[6]	-	-	-	-	-	-	-	-
Loss on derivatives in connection with Cabot Transaction[7]	-	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 92,171**	**$ 91,680**	**$ 98,216**	**$ 101,398**	**$ 106,293**	**$ 107,851**	**$ 100,998**	**$ 108,837**
Collections applied to principal balance[8]	161,048	155,435	139,076	160,961	167,024	156,229	144,075	177,711

See notes on Page 32

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29

RECONCILIATION OF ADJUSTED EBITDA (continued)

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	06/30/16	09/30/16	12/31/16	03/31/17	06/30/17	09/30/17	12/31/17	03/31/18
GAAP net income (loss), as reported	**$ 30,833**	**$ (51,946)**	**$ 11,323**	**$ 14,979**	**$ 19,076**	**$ 42,144**	**$ 2,779**	**$ 23,713**
(Income) loss from discontinued operations, net of tax	-	-	(829)	199	-	-	-	-
Interest expense	50,597	48,632	48,447	49,198	50,516	52,755	51,692	57,462
Interest income[1]	(620)	(694)	(725)	(779)	(919)	(943)	(994)	(1,017)
Provision (Benefit) for income taxes	13,451	(13,768)	28,374	12,067	13,531	17,844	8,607	9,470
Depreciation and amortization	8,235	8,032	8,740	8,625	8,672	8,522	14,158	10,436
Stock-based compensation expense	5,151	633	3,125	750	2,760	3,531	3,358	2,276
Acquisition, integration and restructuring related expenses[2]	3,271	3,843	7,457	855	3,520	342	7,245	572
Loss on Baycorp Transaction[3]	-	-	-	-	-	-	-	-
Goodwill impairment[3]	-	-	-	-	-	-	-	-
Settlement fees and related administrative expenses[4]	698	2,613	-	-	-	-	-	-
Net gain on fair value adjustments to contingent consideration[5]	-	-	(8,111)	-	(2,773)	-	(49)	(2,274)
Expenses related to withdrawn Cabot IPO[6]	-	-	-	-	-	-	15,339	2,984
Loss on derivatives in connection with Cabot Transaction[7]	-	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 111,616**	**$ (2,655)**	**$ 97,801**	**$ 85,894**	**$ 94,383**	**$ 124,195**	**$ 102,135**	**$ 103,622**
Collections applied to principal balance[8]	166,648	247,427	147,203	188,893	173,946	159,408	150,788	198,282

See notes on Page 32

encore CAPITAL GROUP

30

RECONCILIATION OF ADJUSTED EBITDA (continued)

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	06/30/18	09/30/18	12/31/18	03/31/19	06/30/19	09/30/19	12/31/19
GAAP net income (loss), as reported	**$ 26,974**	**$ 13,016**	**$ 46,033**	**$ 49,442**	**$ 36,822**	**$ 39,413**	**$ 43,232**
(Income) loss from discontinued operations, net of tax	-	-	-	-	-	-	-
Interest expense	60,536	65,094	56,956	54,967	63,913	54,365	53,515
Interest income[1]	(1,082)	(747)	(499)	(1,022)	(1,238)	(590)	(843)
Provision (Benefit) for income taxes	11,308	16,879	9,095	3,673	11,753	3,021	13,886
Depreciation and amortization	10,923	9,873	9,996	9,995	9,741	10,000	11,293
Stock-based compensation expense	3,169	5,007	2,528	1,826	3,581	4,005	3,145
Acquisition, integration and restructuring related expenses[2]	3,655	8,475	(5,179)	1,208	1,318	3,819	704
Loss on Baycorp Transaction[3]	-	-	-	-	-	12,489	-
Goodwill impairment[3]	-	-	-	-	-	10,718	-
Settlement fees and related administrative expenses[4]	-	-	-	-	-	-	-
Net gain on fair value adjustments to contingent consideration[5]	(2,378)	-	(1,012)	-	(2,199)	(101)	-
Expenses related to withdrawn Cabot IPO[6]	-	-	-	-	-	-	-
Loss on derivatives in connection with Cabot Transaction[7]	6,578	2,737	-	-	-	-	-
Adjusted EBITDA	**$ 119,683**	**$ 120,334**	**$ 117,918**	**$ 120,089**	**$ 123,691**	**$ 137,139**	**$ 124,932**
Collections applied to principal balance[8]	185,799	199,457	175,476	201,328	200,323	174,663	189,434

See notes on Page 32

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RECONCILIATION OF ADJUSTED EBITDA (continued) Reconciliation of Adjusted EBITDA to GAAP Net Income 1) In the fourth quarter of 2016, we made a change to our presentation of adjusted EBITDA to adjust for interest income. In previous years we did not include interest income as an adjustment because it was immaterial. We have updated prior periods for comparability. 2) Amount represents acquisition, integration and restructuring related expenses, which for the three months ended September 30, 2019 includes approximately $1.3 million of transaction costs associated with the Baycorp Transaction. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 3) The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the three months ended September 30, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 4) Amount represents litigation and government settlement fees and related administrative expenses for certain TCPA and CFPB settlements. We believe these fees and expenses are not indicative of ongoing operations, therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 5) Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations. 6) Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 7) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 8) Amount represents (a) gross collections from receivable portfolios less (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. 32

RECONCILIATION OF ADJUSTED OPERATING EXPENSES RELATED TO PORTFOLIO PURCHASING AND RECOVERY BUSINESS

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses (Unaudited, In $ Thousands) Three Months Ended

	3/31/18	6/30/18	9/30/18	12/31/18	03/31/19	06/30/19	09/30/19	12/31/19
GAAP total operating expenses, as reported	**$ 238,336**	**$ 246,314**	**$ 239,246**	**$ 232,834**	**$ 236,019**	**$ 233,142**	**$ 247,591**	**$ 234,584**
Operating expenses related to non-portfolio purchasing and recovery business[1]	(46,614)	(56,052)	(45,980)	(45,069)	(46,082)	(42,232)	(42,503)	(42,373)
Stock-based compensation expense	(2,276)	(3,169)	(5,007)	(2,528)	(1,826)	(3,581)	(4,005)	(3,145)
Acquisition, integration and restructuring related expenses[2]	(572)	(3,655)	(8,475)	5,179	(1,208)	(1,318)	(3,819)	(704)
Expenses related to withdrawn Cabot IPO[3]	(2,984)	---	---	---	---	---	---	---
Goodwill impairment	---	---	---	---	---	---	(10,718)	---
Net gain on fair value adjustments to contingent considerations[4]	2,274	2,378	---	1,012	---	2,199	101	---
Adjusted operating expenses related to portfolio purchasing and recovery business	**$ 188,164**	**$ 185,816**	**$ 179,784**	**$ 191,428**	**$ 186,903**	**$ 188,210**	**$ 186,647**	**$ 188,362**

1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
2) Amount represents acquisition, integration and restructuring related operating expenses (including approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction during the year ended December 31, 2019 and excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

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RECONCILIATION OF ADJUSTED OPERATING EXPENSES RELATED TO PORTFOLIO PURCHASING AND RECOVERY BUSINESS Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses (Unaudited, In $ Thousands) Twelve Months Ended 12/31/19 12/31/18 GAAP total operating expenses, as reported $ 951,336 $ 956,730 Adjustments: Operating expenses related to non-portfolio purchasing and recovery business1 (173,190) (193,715) Stock-based compensation expense (12,557) (12,980) Acquisition, integration and restructuring related operating expenses2 (7,049) (7,523) Expenses related to withdrawn Cabot IPO3 --- (2,984) Goodwill impairment (10,718) --- Net gain on fair value adjustments to contingent considerations4 2,300 5,664 Adjusted operating expenses related to portfolio purchasing and recovery business $ 750,122 $ 745,192 1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business. 2) Amount represents acquisition, integration and restructuring related operating expenses (including approximately $1.3 million of transaction costs incurred associated with the Baycorp Transaction during the year ended December 31, 2019 and excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 3) Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations. 34

IMPACT OF FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES

(Unaudited, In Millions, except per share amounts)

Three Months Ended 12/31/19	As Reported	Constant Currency
Encore Consolidated		
Revenue[1]	$348	$348
Operating expenses	$235	$235
Net income[2]	$43	$43
Adjusted income[2]	$49	$49
GAAP EPS[2]	$1.36	$1.36
Economic EPS[2]	$1.56	$1.56
Collections	$499	$499
ERC[3]	$7,733	$7,590
Debt[3]	$3,513	$3,441
Cabot (Europe)		
Revenue[1]	$123	$123
Collections	$166	$166
ERC[3]	$3,800	$3,660

Twelve Months Ended 12/31/19	As Reported	Constant Currency
Encore Consolidated		
Revenue[1]	$1,398	$1,427
Operating expenses	$951	$971
Net income[2]	$168	$172
Adjusted income[2]	$187	$192
GAAP EPS[2]	$5.33	$5.46
Economic EPS[2]	$5.95	$6.08
Collections	$2,027	$2,062
ERC[3]	$7,733	$7,590
Debt[3]	$3,513	$3,441
Cabot (Europe)		
Revenue[1]	$520	$545
Collections	$635	$664
ERC[3]	$3,800	$3,660

Note: Constant Currency figures are calculated by employing Q4 2018 foreign currency exchange rates to recalculate Q4 2019 results and FY2018 foreign currency exchange rates to recalculate FY2019 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period's respective currency conversion rate. Certain foreign subsidiaries' local currency financial results in our calculation include the translation effect from their foreign operating results.

1. Net of allowances and allowance reversals.
2. from continuing operations attributable to Encore.
3. At December 31, 2019.

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ENCORE’S LEVERAGE RATIOS Leverage Ratios at at at at at at at at Encore Consolidated 03/31/18 06/30/18 09/30/18 12/31/18 03/31/19 06/30/19 09/30/19 12/31/19 Debt / Equity 5.91x 5.65x 4.58x 4.27x 4.12x 3.92x 3.72x 3.44x Net Debt / (TTM Adjusted EBITDA + TTM Collections applied to principal balance)1 3.16x 3.01x 2.94x 2.82x 2.85x 2.75x 2.67x 2.69x 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income and for reconciliation of Net Debt to GAAP Borrowings. 36

RECONCILIATION OF NET DEBT Reconciliation of Net Debt (Unaudited, in millions) Three Months Ended 03/31/18 06/30/18 09/30/18 12/31/18 03/31/19 06/30/19 09/30/19 12/31/19 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) Client cash1 26 23 26 22 25 24 22 25 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 37

2019 IMPROVEMENT IN COST-TO-COLLECT PRIMARILY REFLECTS A HIGHER PROPORTION OF CALL CENTER AND DIGITAL COLLECTIONS IN THE U.S. Overall Cost-to-Collect1 Q4 2019 Q4 2018 Location CTC CTC 45% United States 42.6% 44.4% 39.6% 40% 38.5% 37.5% 37.4% 37.8% 36.4% 36.6% 36.0% Europe 27.5% 29.6% 35% Other 52.3% 46.8% 30% Encore total 37.8% 39.6% 25% 20% FY 2019 FY 2018 15% Location CTC CTC 10% 5% United States 40.3% 42.4% 0% 2018 2019 2018 2019 2018 2019 2018 2019 Europe 28.2% 27.7% Other 54.3% 47.0% Q1 Q2 Q3 Q4 Encore total 37.0% 37.9% 1) Cost-to-Collect = Adjusted operating expenses / collections. See appendix for reconciliation of Adjusted operating expenses to GAAP. 38